CONSENT TO MODIFICATIONS

This Consent to Modifications, dated November 15, 2011, is given and agreed to by the “Purchasers” under the Fifth Amended and Restated Note and Warrant Purchase Agreement by and among the Purchasers, Integral Vision, Inc., a Michigan corporation (the "Company"), and The Klonoff Company, Inc. as Agent.

Factual Statements

A.	The undersigned is a Purchaser under the Fifth Amended and Restated Note and Warrant Purchase Agreement (as modified December 15, 2008, January 28, 2009, June 10, 2009, June 23, 2009, September 16, 2009, April 19, 2009, and June 18, 2010), dated effective as of the date of execution by such Purchaser, for the purchase of the Notes and Warrants of the Company (the “Purchase Agreement”).

B.	The Company is nearing the $ 10,000,000.00 limit of authorized notes outstanding pursuant to the Purchase Agreement and needs to raise additional funds to keep operating. The parties to this Purchase Agreement wish to modify certain portions of the Fifth Amended and Restated Note and Warrant Purchase Agreement to increase this limit, which shall be accomplished by attaching the below modifications to the Purchase Agreement in the form of an addendum to the Purchase Agreement.

Agreement

1.	Modifications. The undersigned agree to the modifications to the Purchase Agreement as follows:

Section 1. b.: In the portion of said section stating, “As used herein, “Note” or "Notes" means either “Class 2 Notes” or “Class 3 Notes” in a total aggregate amount outstanding at any time not to exceed $10,000,000” shall be modified to read, “As used herein, “Note” or "Notes" means either “Class 2 Notes” or “Class 3 Notes” in a total aggregate amount outstanding at any time not to exceed $11,000,000.”

2.	Voluntary and Informed Execution. THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT THE MODIFICATIONS SET FORTH HEREIN WERE KNOWINGLY AND VOLUNTARILY MADE.

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3.	Effective Date. This agreement shall be effective on the date that the majority of the holders of the Notes and Shares currently outstanding under said Purchase Agreement, the Company (as authorized by its Board of Directors), and the Agent have signed this Consent to Modification.

Signed:

Integral Vision, Inc.

/s/ Charles J. Drake

Charles J. Drake

Chairman

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Signed:

P. Robert Klonoff

/s/ P. Robert Klonoff

By P. Robert Klonoff

Susan J. Klonoff

/s/ Susan J. Klonoff

By Susan J. Klonoff

The Klonoff Company, Inc. (as Agent for the note holders and also as an owner of shares and Notes)

/s/ P. Robert Klonoff

By P. Robert Klonoff, its President

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Signed:

John R. Kiely, III (personally)

Kiely 1979 Trust FBO John R. Kiely, III

John R. Kiely, Trustee

John R. Kiely, III Trust dated May 22, 2007,

John R. Kiely, III, Trustee

Marital Deduction Trust created under the John R. and Margaret Lee Kiely 1979 Trust

John R. Kiely, Trustee

John R. & Margaret Lee Kiely Revocable Trust,

John R. Kiely, III, Trustee

Margaret Lee Kiely 1996 Family Trust

John R. Kiely, Trustee

Kiely 1979 Trust FBO Margaret Harris

John R. Kiely, Trustee

Kiely 1979 Trust FBO Kathryn Felix

John R. Kiely, Trustee

Kiely 1979 Trust FBO Pam Oatis

John R. Kiely, Trustee

Michael Hughes Kiely Family Trust, dated November 4, 1986,

John R. Kiely, III, Trustee

/s/ John R. Kiely, III

John R. Kiely, III

In his respective capacities

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Signed:

Michael H. Kiely

Michael H. Kiely, Beneficiary (self-directed IRA account)

TD Ameritrade, Inc., Custodian for Michael H. Kiely, Account # 370-91506

Michael H. Kiely, Trustee for the Michael Hughes Kiely Family Trust, dated November 4, 1986

/s/ Michael H. Kiely

Michael H. Kiely

(Personally, as Trustee for Michael Hughes Family Trust, and as Beneficiary for his IRA)

Signed:

Dean Witter Reynolds	Industrial Boxboard Company
Custodian for John N. Hunter	John N. Hunter, its General Partner
IRA Rollover dtd 3-30-2000	2249 Davis Court
MSDW Account #112-014301	Hayward, CA 94545
245 Lytton Avenue, Suite 200
Palo Alto, CA 94301

J.N. Hunter and J.A. Hunter, Trustees
Industrial Boxboard Corporation
Profit Sharing Plan and Trust	by /s/ J.N. Hunter
(July 1, 1989 Restatement and	J.N. Hunter, in his capacities as
subsequent restatements)	Beneficial Owner of the IRA Rollover,
2249 Davis Court	Trustee of the Profit Sharing Plan,
Hayward, CA 94545	and General Partner of the Industrial
Boxboard Company

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